Exhibit 23(B)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CompuDyne Corporation, of our report dated August 24, 2001 relating to the financial statements of Tiburon, Inc., which appears in CompuDyne Corporation's Registration Statement S-4. We also consent to the references to us under the heading "Experts" in such Registration Statement.



  /s/ PricewaterhouseCoopers
------------------------------

PricewaterhouseCoopers
San Jose, California
March 22, 2002